Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated September 9, 2019, included in the Proxy Statement/Prospectus/Information Statement of DelMar Pharmaceuticals, Inc. that is made a part of Amendment No. 1 to the Registration Statement (Form S-4 No. 333-239215) of DelMar Pharmaceuticals, Inc. dated July 1, 2020.

Vancouver, Canada	/s/ Ernst & Young LLP
July 1, 2020	Chartered Professional Accountants